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                                   Exhibit 21

                         Subsidiaries of the Registrant


                                                        Jurisdiction of
                  Name                                  Incorporation
                  ----                                  -------------


Wolohan Lumber Co. of Michigan, LLC                     Michigan

Wolohan Lumber Co., LLC                                 Indiana

Wolohan Indiana Co.                                     Michigan